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                                                                    Exhibit 12.1

                       RATIO OF EARNING TO FIXED CHARGES
                            (dollars in thousands)

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


                                                        1994             1995             1996             1997             1998
                                                    --------------------------------------------------------------------------------


Fixed charges:
     Interest expense on indebtedness (including
     amortization of debt expense and capitalized
     interest)                                             218              972              869           40,304            91,626
                                                    --------------------------------------------------------------------------------

     Interest on portion of rent expense
     representative of interest                            205              514            1,201            2,660             6,542
                                                    --------------------------------------------------------------------------------

     Total fixed charges                                   423            1,486            2,070           42,964            98,168
                                                    ================================================================================

Earnings (Loss):
     Net loss before income taxes                    $ (11,416)       $ (11,329)       $ (22,346)       $ (79,910)       $ (124,912)

     Fixed charges per above                               423            1,486            2,070           42,964            98,168
     Less Interest Capitalized                               -              (62)            (204)          (4,440)          (10,616)

                                                    --------------------------------------------------------------------------------

Total Earnings (Loss)                                $ (10,993)       $  (9,905)       $ (20,480)       $ (41,386)       $  (37,360)

                                                    ================================================================================

Ratio of Earnings to Fixed Charge                            -                -                -                -                 -
                                                    ================================================================================

Coverage deficiency                                  $ (11,416)       $ (11,391)       $ (22,550)       $ (84,350)       $ (135,528)

                                                    ================================================================================


                                                                                Three Months Ended March 31,
                                                                        -----------------------------------------------
                                                        Pro Forma                                            Pro Forma
                                                          1998               1998             1999             1999
                                                    -----------------   -----------------------------------------------
Fixed charges:
     Interest expense on indebtedness (including
     amortization of debt expense and capitalized
     interest)                                               125,772         16,966            34,778           37,373
                                                    -----------------   -----------------------------------------------
     Interest on portion of rent expense
     representative of interest                                6,542            665             1,635            1,635
                                                    -----------------   -----------------------------------------------
     Total fixed charges                                     132,314         17,631            36,413           39,008
                                                    =================   ===============================================
Earnings (Loss):
     Net loss before income taxes                         $ (177,962)     $ (30,267)        $ (47,476)       $ (57,438)
     Fixed charges per above                                 132,314         17,631            36,413           39,008
     Less Interest Capitalized                               (10,616)        (1,690)           (4,247)          (4,247)
                                                    -----------------   -----------------------------------------------
Total Earnings (Loss)                                     $  (56,264)     $ (14,326)        $ (15,310)       $ (22,677)
                                                    =================   ===============================================
Ratio of Earnings to Fixed Charge                                  -              -                 -                -
                                                    =================   ===============================================
Coverage deficiency                                       $ (188,578)     $ (31,957)        $ (51,723)       $ (61,685)
                                                    =================   ===============================================
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